Materials for Discussion Purposes Only

Project Fortress

Preliminary Discussion Materials

May 2011

citi

"These preliminary draft materials thereof (collectively, the "Confidential Material") are for the sole purpose of a preliminary, initial discussion by Citigroup Global Markets Asia Limited with Bank of America Merrill Lynch. The Confidential Material is not advice, an opinion, a recommendation or a report to any client, Fortress, Consortium or any other person and may not be treated as such."

"Citigroup Global Markets Asia Limited is acting as advisor to Consortium and not for any recipient of the Confidential Material. Accordingly, the receipt of the Confidential Material is strictly on a non-recourse basis and not to be taken as constituting the giving of any advice, opinion, recommendation or report by Citigroup Global Markets Asia Limited to any recipient.".

Executive Summary

- Citi continues to believe an offer price of USD7.10 per share is a full and highly attractive offer
  - Updated business plan not materially different
  - Bank of America Merrill Lynch ("BAML")'s preliminary analysis consistent with Citi's *albeit* on a different basis
- Fortress is an attractive investment, but nevertheless carries significant execution risks
  - Significant downside risks on Distribution business given Samsung
  - Retail business remains sub-scale with significant margin pressure
- Current business plan appears to be optimistic and not fully funded
  - New store roll outs and profile thereof, handset ASP assumptions, non-handset revenues, etc.
  - Significant cash flow / terminal value sensitivity to changes in key assumptions
  - Consortium is taking on this execution risk, while offering immediate cash compensation to public shareholders
- Fortress' share price performance before and since the offer vindicates our take-private thesis
  - Despite aggressive analyst forecasts, investors remain skeptical about the achievability thereof
  - Current share price of USD6.40 remains at a 10.5% discount to the offer price despite recent financing announcement
  - Fortress suffers from investors' apathy and share price unlikely to see additional upside in the near-to-medium term
- We believe that the offer price of USD7.10 represents a very compelling proposition for the public shareholders:
  - Not a typical "control" transaction and thus does not afford a full control premium
  - However, offer still represents an attractive 32% premium to one month average share price – In line with the median[1]
  - Higher price than both IPO and follow on offering
  - Above the price target of one of the bookrunners in the follow on offering in Oct 2010 [USD7.00 (Jefferies) - USD7.50 (BAML)]

Note 1) One-month premia paid for US squeeze-out transactions since January 2006.

Attractive Investment Thesis But With Significant Execution Risks

Key Analysts Positives		Key Concerns
▲ Largest independent mobile phone retailer and distributor – Nationwide network in China – Flexible expansion plan via a multi-format approach – Efficient supply chain management and information system	***BUT***	▼ Highly competitive China mobile retail market, with limited differentiation between retailers – # 3 player and significantly smaller ▼ High exposure to a single vendor, Samsung, in wholesale – Samsung's recent strategic move creating uncertainty and putting growth and margin under pressure
▲ Retail – growth driver of the company with attractive fundamentals – Increases in mobile penetration rates accelerated by 2G to 3G conversion and carrier incentives – Highly fragmented market with continued consolidation – Strong track record of acquisition and organic growth	***BUT***	▼ Significant execution risk associated with continued shift from wholesale to retail – Limited clarity provided with uncertainties on carrier stores – Under funded business plan – Uncertain availability of quality M&A opportunities / real estate ▼ Increasing margin pressure – Increasing mix of lower-priced products – Carriers accelerating promotion of lower priced handsets
▲ Strong relationships with all the three national telecom carriers – The only company that has a 3G strategic relationship with all three state-owned telecom carriers – National strategic partner with telecom carriers	***BUT***	▼ Only meaningful relationship with China Unicom – 97% of talk time sold by Fortress – China Mobile relationship likely to cease – Carriers expansion strategy / relationship with Fortress unclear – Expected to expand and offer "full service"
▲ Online websites to capture ongoing e-commerce trends – Fully functional transactional website – Further launch of co-branded online retail sites	***BUT***	▼ Unlikely to be a significant driver in the near-term – Pressure from other online retailers – Cannibalization of customers

Current Business Plan Appears To Be Optimistic…

Rapid expansion of the Retail segment but appears to be optimistic especially towards the backend of the forecast period.

Store Opening Evolution

(Number of Stores)

- Store number grows from 477 at year-end FY2010 to 3,122 by FY 2016



191
286
435
561
400
451
349
449
197
247
63
161
129
224
300
100
256
250
50
200
200
50
300
50
420
50
550
(79)
(103)
(100)
(99)
(121)
(151)
Store Count (YE)
191
477
912
1,473
1,873
2,324
2,673
3,122
2009A
2010A
2011E
2012E
2013E
2014E
2015E
2016E
Closed Owned Stores
New Owned Stores
New Acquired Stores
New Carrier Stores

Sales Breakdown

- Sales growth driven by store openings in retail business



(USDm)
11E-16E CAGR: 13.8%
378
571
854
1,156
1,370
1,587
1,779
1,985
2,211
378
407
416
509
544
570
589
604
604
439
648
826
1,017
1,190
1,381
1,607
2008A
2009A
2010A
2011E
2012E
2013E
2014E
2015E
2016E
Distribution
Retail

Gross Margin

- Improvement in retail gross margin due to evolving sales mix into higher margin non-handset business



16.3%
13.6%
11.8%
15.9%
14.4%
17.8%
18.1%
18.7%
19.5%
20.1%
20.8%
9.9%
9.0%
8.4%
8.2%
8.2%
2008A
2009A
2010A
2011E
2012E
2013E
2014E
2015E
2016E
Retail
Distribution
Group

Group EBITDA and EBITDA Margin

- EBITDA margin expected to remain stable at c.7%



(USDm)
11E-16E CAGR: 12.1%
10.0%
38
36
6.3%
66
7.7%
83
7.2%
91
6.7%
106
6.7%
121
133
6.7%
147
6.7%
2008A
2009A
2010A
2011E
2012E
2013E
2014E
2015E
2016E
EBITDA
Margin

Source: Fortress business plan.

Materials for Discussion Purposes Only

…With Limited Visibility and Further Downside Risks...

Assumptions		Sensitivity
Retail: Store Expansion	• Limited visibility – Aggressive expansion plan but with limited clarity of forecasts – Uncertainty on carrier stores • Limited track record of organic expansion – c.500 stores p.a. for the next 5 years with only one year track record of strong roll out of stores (and acquisitions) • Expansion of 420 and 550 owned stores in 2015 and 2016 versus 200-300 historically appear to be aggressive – Switch from dual formats openings to owned stores only – Availability of real estate and cannibalization?	• +150 carrier stores and +270 owned stores in 2015 and +200 carrier stores and +350 owned store in 2016 instead  EBITDA (USDm) Business Plan Adjusted DCF¹ (USD) Business Plan 7.5 Adjusted 6.9 Price Per Share Price Per Share
Retail: ASP	• ASP and sales capacity per store forecasted to decline but with further downside risks – Increasing mix of lower-priced products across stores – Carriers accelerating promotion of lower priced handsets – Increased competition and emergence of lower priced local manufacturers – Expansion of retail stores into lower tiered cities with lower ticket price, footfall and volume • ASP decline of 5% per annum post 2012 appears to be insufficient • Sales capacity decline of c.2% per annum currently considered for mature owned stores only	• ASP decline at 6.0% per annum post 2013  EBITDA (USDm) Business Plan Adjusted DCF¹ (USD) Business Plan Adjusted 7.5 6.3 Price Per Share Price Per Share

Note: 1) Mid point DCF valuation.
Adjusted DCF valuation assumes no other changes to the Company business plan or DCF valuation methodology.

…With Limited Visibility and Further Downside Risks (Cont'd)

Assumptions		Sensitivity
Other: Non-handset Retail Sales	• Significant expansion into higher margin non-handsets sales from c.6% of revenue in 2011 to c.23% in 2016 • Limited visibility / details on expansion plan with assumptions appearing to be aggressive – Non-handsets sales forecasted to grow by 225% in 2012 and between 20-40% per annum thereafter – Increasing share of revenue from carriers' rebates • Significant downside risk on distribution business • Material impact on profit given significant differential of margin between products	• Share of non-handset capped at 22%[1] of revenue  EBITDA (USDm) Business Plan 91 Adjusted 91 DCF[1] (USD) Business Plan Adjusted Price Per Share Price Per Share
Retail: Operating Costs	• Significant gross margin pressure and costs inflation • Gross margin by product expected to decline but overall gross margin expected to increase due to shift in product mix • Forecasted wage inflation of 5% per annum appears low at least in the near term compares to peers – Increasing staff productivity appears aggressive • Rents currently modeled on a per handset basis rather than by area or by number of stores – A decline in the number of products sold per store would currently yield lower rental costs	• Wage inflation assumed to be 6.0% per annum post 2011  EBITDA (USDm) Business Plan 91 Adjusted 90 DCF[1] (USD) Business Plan Adjusted Price Per Share Price Per Share

Note: 1) Assumes sales split of non-handset products to be in line with business plan.
Adjusted DCF valuation assumes no other changes to the Company business plan or DCF valuation methodology.

citi

…As Well As Insufficient Funding

Assumptions		Sensitivity
Capex	• Capex appears to be understated and below market expectations • Capex per new store currently assumed to be constant through the forecast period – Significant cost inflation seen over the past few years with similar trends expected going forward – Limited analysis / data point to support rationale on constant capex per store going forward • Acquisition multiple assumed to decline from 10.0x forward P / E in 2011 to 9.0x thereafter – Transaction value likely to increase rather than decrease as indicated by Fortress as M&A opportunities reduces	• Capex per store to grow at c.5% per annum • Acquisition multiple kept constant at 10.0x forward P / E DCF[1] (USD) 
Fund Requirements	• Current business plan under funded – Capex requirement in 2012 higher than that of operating cash flow and minimum cash requirement – Based on current forecasts, USD15m of funding is needed assuming a minimum cash requirement of USD25m in 2012 – currently assumed to be funded by a revolver – The USD25m minimum cash requirement appears to be low and linked to the requirements of the wholesale business only • If Fortress is unable to raise additional financing on a standalone basis, equity value accountable to existing shareholder would be reduced	• Assuming a minimum cash requirement of USD50m to operate the business in 2012, an additional USD40m of funding is needed • DCF valuation would be adjusted by USD40m DCF[1] (USD) 

7.5
Price Per Share
Price Per Share

7.5
Price Per Share
Price Per Share

Note: Adjusted DCF valuation assumes no other changes to the Company business plan or DCF valuation methodology.

Valuation Summary

Citi continues to believe an offer price of USD7.10 per share is a highly attractive offer.

Indicative Valuation

(USD per share)



Offer price: USD7.10
52-week Trading Range
4.60
8.61
IPO / Follow On Price
7.00
Comps - FY12 P/E + Premium
5.94
6.79
Precedents - FY11 EBITDA
5.53
6.88
DCF - Company Case
6.80
8.30
DCF - Adjusted Company Case
5.90
7.10
2.00
4.00
6.00
8.00
10.00
Equity Value per Share (USD)

Comments

- 52-week trading range of Fortress' closing prices pre 24 March 2011
  - Low: USD4.60 / share (21 May 2010)
  - High: USD8.61 / share (4 August 2010)
- IPO price / follow on price of USD7.00
- Discount to peers given lower growth, historical trading and smaller scale
- 2012 P / E range of 7.0x - 8.0x, with 20% premium
- 5.5x - 6.5x LTM EV / EBITDA
  - No real comparables
  - Top end at a discount to BestBuy / Carphone Warehouse deal given non control deal and significantly smaller scale
- DCF valuation as per company business plan
- WACC and PGR range of 11.0-13.0% and 3.0% - 5.0% respectively
- Tax rate of 25.0%
- Adjusted DCF valuation based on sensitising company's business plan
- Current business plan appears to be optimistic with significant downside risks

Disappointing Share Price Performance Since Listing

Fortress' share price has traded above USD 7.0 per share for less than one fifth of the trading days since its listing on the NASDAQ. There appears to be a disconnect between broker opinion and investors' view.

Fortress Has Mostly Traded Below US7.0 Since Listing in Dec 2007



Share Price ($)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5,500.0
4,400.0
3,300.0
2,200.0
1,100.0
0.0
Volume ('000)
24.4%
+12.7%
USD 7.10
USD 7.00
(7.2)%
Pre-offer: (10.9)%
Dec-09
Jan-10
Feb-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
Volume ('000)
S&P
Hang Seng
Fortress Price

Note: Market data as of 29/04/2011. Hang Seng and SP500 rebased to Fortress share price as of 17/12/2009.
Source: NASDAQ trading data for Fortress. FactSet for indices.

- Fortress has traded above USD7.0 for only 17.3% of trading days since NASDAQ listing in Dec'2009
  - Excluding the post-offer trading period, minimal liquidity with only meaningful volumes during follow on offering in October
  - Low free float and limited coverage
  - Investors concerns on wholesale division and retail expansion
- Very wide range of brokers target price from USD7.0 (Jefferies) to USD10.5 (Red-Chip)
  - Limited coverage from larger research firms
  - Book-runners for follow on have target prices at the low end of the range
- Despite a higher target price, investors seem to "over look" research opinion with stock price continuing to decline

Materials for Discussion Purposes Only

citi

Fortress Remains Sub-Scale Versus Peers…

Fortress has a nationwide distribution and retail network but remains sub-scale versus peers.

	Fortress	GOME 国美电器		SUNING 苏宁电器	SYNNEX 联强国际	aisidi 爱施德	TELLING 天音通信
Business Description	Pure play retailer and distributor of wireless communication devices, accessories and content	Franchise Retailer of household electrical appliances, mobile phones and accessories, as well as property holding and logistics services	Integrated retail chain operator and distributor of home appliances and consumer electronics products	Operates franchise retail shops offering general household and consumer electrical appliances, as well as telecom products	Leading distributor of computers, mobile phones, IT services, and other electronics in Taiwan and China	Distributor of wireless communication devices; provides customer solution services to carriers and retailers; also operates 68 Apple franchised stores	Mainly a distributor of telecom devices, accessories and content; also provides maintenance services for large vendors such as Motorola and Samsung
Geographic Coverage	Nationwide distribution network covering 510 cities and retail stores covering 110 cities in China	Well established in all first-tier and second-tier cities in China	Strong presence in Jiangsu, with a focused in East China	Covers nearly 200 cities (both first and second-tier) in China	Taiwan, China (Shanghai, Beijing, Guangzhou, Nanjing and Chengdu), Australia, Thailand	Nationwide distribution network in China	Established nationwide distribution network in China
Number of Stores	Distributes to 11,200 retail outlets and operates 718 retail stores	740 stores 1,162 stores including non listed stores	Retail network of 53 self-operated stores and 227 franchised stores in 31 cities / districts	1,206 stores	Distributes to nearly 35,000 customers globally	68 Apple franchised stores	Distributes to nearly 40,000 retail stores
Relevant Segment Revenues (1)	Group: RMB 5.9bn Mobile Phone Distribution: RMB2.9bn Mobile Phone Retail: RMB3.0bn	Group: RMB 58.4bn	Group: RMB 1.8bn	Group: RMB 75.5bn Communications: RMB8.9bn	Group: RMB 61.5bn Telecom (estimated): RMB11.1bn	Group: RMB 8.7bn Distribution and customer service: RMB8.4bn	Group: RMB 17.4bn Communication: RMB16.8bn
Market Cap (USDm)	370 (Pre-Offer)	6,042	244	14,055	3,915	2,748	1,574

(1) Segment revenues relevant to mobile phones as per company's latest annual financials; for Carphone Warehouse, Best Buy Europe figures only. Market data as of 29/04/2011.

…And Should Trade at a Discount to Peers…

We believe Fortress should trade at a discount to its large scale players, in-line with a consistent historical discount.

Comparables – Key Metrics

Company	Total Sales (USDm)	Valuation: P/E March 2012	Valuation: EV / EBITDA March 2012	11E-13E CAGR (%): Sales	11E-13E CAGR (%): EPS	PEG
	11,590	16.2x	10.3x	26.4%	30.1%	0.7x
(1)	9,508	15.3x	17.0x	20.1%	22.9%	0.7x
	7,843	14.8x	9.3x	16.9%	23.8%	0.8x
(1)	1,678	18.6x	12.9x	29.6%	30.9%	0.6x
(2)	3,202	16.2x	15.7x	18.8%	55.7%	0.3x
	274	11.0x	4.9x	32.1%	31.2%	0.5x
Fortress Pre-offer(3)	**1,122**	**7.6x**	**5.2x**	**15.6%**	**13.2%**	**0.6x**
Fortress at Offer(3)	**1,122**	**8.7x**	**5.9x**	**15.6%**	**13.2%**	**0.7x**

(1) Reuters consensus estimates for a March FY11-FY13 CAGR unavailable, hence used Dec FY10-FY12 as proxy.
(2) Reuters consensus estimates unavailable. Used Bloomberg estimates. CAGR for Dec year end FY2010-FY2012.
(3) Based on Reuters Consensus estimates. Total sales refer to FY 2011E sales.

Consistent Discount to Peers

	NTM P/E Multiple as of, 30-Mar-10	31-Dec-10	Pre-Offer	Fortress at Offer / Current for Peers
Fortress	12.1x	6.4x	7.8x	9.0x
GOME	19.8x	16.1x	14.6x	14.4x
Huiyin	16.5x	13.6x	9.7x	11.0x
US-listed Chinese Retailers	22.3x	21.5x	18.6x	17.5x
A-Listed Electrical Retailers	22.2x	21.8x	19.3x	17.1x
Global Electrical Retailers	13.5x	12.6x	11.6x	11.9x
Fortress - (Discount) / Premium to:				
GOME	(35.7%)	(60.4%)	(46.5%)	(37.6%)
Huiyin	(26.8%)	(53.2%)	(19.4%)	(18.2%)

Note: Market data for current multiples as of 29/04/2011. Fortress current NTM multiple and historicals reflect Reuters Consensus data as of 24/03/2011.
Source: FactSet.

- Fortress has consistently traded and should trade at a discount to Gome, Sunning and Huiyin
  - The number 3 player in a fragmented but competitive market
  - Sub-scale versus peers
  - Slower top and bottom-line growth
  - Significant execution risk in both Wholesale and Retail business
- Huiyin versus Gome and Sunning provides an other excellent example of valuing a distant number three player
- We have valued Fortress at between 7.0x – 8.0x 2012 P / E on a trading basis
  - A 20.0% premium implies a take out value of USD5.94 – USD6.79 per share

… And Valued at a Discount to Precedents Transactions

With no direct comparables, our electrical retail precedents value Fortress at 5.5x – 6.5x LTM EBITDA.

Date Announced	Acquiror	Target	Target Country	Stake Acquired	Implied Firm Value (US$ m)	Enterprise Value / LTM Sales	Enterprise Value / LTM EBITDA
Jun-09	Bain Capital	GOME Electrical Appliances	China	10.9%	2,247	0.3x	6.8x[1]
Aug-08	GOME	Yongle (China) Electronics Retail	China	10.0%	1,187	0.6x	NA
Dec-07	GOME	Dazhong Electrical Appliance	China	100.0%	488	0.6x	NA
Jul-06	GOME	China Paradise Electronics Retail	China	100.0%	529	0.3x	10.2x
May-06	Best Buy	Jiangsu Five Star Appliance	China	75.0%	302	0.4x	NA
May-08	Best Buy	Carphone Warehouse Group (Retail)	UK	50.0%[2]	4,253	0.7x[2]	7.7x[2]
		Mean			**$ 1,501**	**0.5x**	**8.2x**
		Median			**$ 858**	**0.5x**	**7.7x**

(1) Assumes full conversion of convertible bonds issued to Bain Capital at transaction closing date.
(2) Control transferred to Best Buy in the transaction.
Source: Company filings, press, equity research.

- No direct comparables exist – most transactions are either in the broader electronics retail space, or larger strategic deals from much larger players
- Best Buy / CPW the most relevant transaction – however, Fortress should be valued at a discount given smaller scale and non-control transaction
- As such, we have valued Fortress at 5.5x – 6.5x LTM EBITDA
  - Implied take out value of USD5.53 - USD6.88 per share
  - Consortium's offer valued Fortress at 6.7x LTM EBITDA[1], which is beyond the top-end of our valuation range
  - Implied EV / Sales multiple of c.0.5x[1], in-line with median of precedents

(1) Based on offer price of USD 7.10 per share, implied firm value of USD553m, Reuters Consensus estimates of US$ 83.2m EBITDA and US$ 1,122.4m total revenues for FY 2011.

Offer Price at a Significant Premium to Multiple Benchmarks

Despite not representing a change of control transaction, the offer price of USD 7.10 represents a 32% premium to the pre-offer one month average trading price.

Offer Represents Significant Premia to Multiple Benchmarks

	Average Share Price	Offer [1] Premium (Discount):
Pre-Offer (24 March 2011)	6.15	15.4%
Last One Week	6.00	18.4%
Last One Month	5.38	32.1%
Last Three Months	5.48	29.7%
Last Six Months	6.12	16.1%
Last One Year	6.53	8.7%
IPO / Follow-on Offering	7.00	1.4%
Since Oct'2010 Offering	5.75	23.5%
Since NASDAQ Listing	6.42	10.7%
Last 60 Trading Days	5.48	29.6%
Last 30 Trading Days	5.30	34.0%
Current Share Price	6.40	10.9%

(Pre-Offer)

Note: (1) Offer at USD7.10 per share.
Source: NASDAQ trading data for Fortress.

One-Month Offer Premium In-line with Median Premia Paid in US Privatizations For Non-Control Acquisition



1- Day Premium
# of Deals 14
Mean 37.9%
Median 34.1%
% of Deals
7.1%
14.3%
21.4%
21.4%
35.7%
Less than 10%
10%-20%
20%-30%
30%-40%
Over 40%



1- Month Premium
# of Deals 14
Mean 43.2%
Median 31.5%
% of Deals
7.1%
7.1%
28.6%
28.6%
28.6%
Less than 10%
10%-20%
20%-30%
30%-40%
Over 40%

Source: Securities Data Corporation, Deal Intelligence System, for completed and pending deals above USD100m, from 2006 onwards

Note: Special Committee was formed in all non-control acquisitions.

DCF Valuation: Company Projections

Financials Overview

(USD in millions)	Fiscal year end March 31, 2012	2013	2014	2015	2016
Sales	1,370.2	1,587.1	1,778.9	1,985.1	2,211.3
Growth %	*18.5%*	*15.8%*	*12.1%*	*11.6%*	*11.4%*
EBITDA	**91.2**	**106.3**	**120.8**	**133.2**	**147.2**
Margin %	*6.7%*	*6.7%*	*6.8%*	*6.7%*	*6.7%*
Depreciation	10.2	13.2	13.4	21.8	23.0
EBITA	81.1	93.2	107.4	111.4	124.2
Effective Tax Rate, %	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
Unlevered Cash Tax	(20.3)	(23.3)	(26.9)	(27.9)	(31.0)
Earnings Before Interest, After Tax	**60.8**	**69.9**	**80.6**	**83.6**	**93.1**
Depreciation	10.2	13.2	13.4	21.8	23.0
Change in Net Working Capital	(22.8)	(24.4)	(22.7)	(28.2)	(30.7)
Capital Expenditures	(56.3)	(27.2)	(32.9)	(37.1)	(43.5)
Unlevered Free Cash Flow	**(8.2)**	**31.5**	**38.4**	**40.1**	**42.0**

Assumptions:

- 5-year DCF based on Company model
- Net debt of USD112m, based on Q3'FY2011 figures
- Minority interest of USD4.3m
- Net diluted number of 61.5m shares, based on Treasury Method
  - Calculated using USD7.1 per share
- Unlevered tax based on company effective tax rate of 25%
- Terminal free cash flow assumes 8.5% growth, constant EBITDA margin, 25% tax rate, no capex investment and negative change in working capital
- WACC range of 11.0% to 13.0%
- 4% PGR midpoint

Implied Valuation

WACC	Perpetuity Growth Rate 3.0%	3.5%	4.0%	4.5%	5.0%
Firm Value as of March 31, 2011					
11.0%	608	641	680	724	776
11.5%	564	**593**	**626**	**663**	706
12.0%	525	**550**	**578**	**610**	647
12.5%	491	**513**	**537**	**564**	596
13.0%	460	479	500	524	551
Implied LTM EV / EBITDA Multiple					
11.0%	7.3x	7.7x	8.2x	8.7x	9.4x
11.5%	6.8	**7.1**	**7.5**	**8.0**	8.5
12.0%	6.3	**6.6**	**7.0**	**7.4**	7.8
12.5%	5.9	**6.2**	**6.5**	**6.8**	7.2
13.0%	5.5	5.8	6.0	6.3	6.6
Equity Value					
11.0%	491	525	564	608	660
11.5%	448	**477**	**509**	**547**	590
12.0%	409	**434**	**462**	**494**	530
12.5%	374	**396**	**421**	**448**	479
13.0%	344	363	384	408	434
Value Per Share					
11.0%	8.0	8.5	9.2	9.9	10.7
11.5%	7.3	**7.7**	**8.3**	**8.9**	9.6
12.0%	6.6	**7.1**	**7.5**	**8.0**	8.6
12.5%	6.1	**6.4**	**6.8**	**7.3**	7.8
13.0%	5.6	5.9	6.2	6.6	7.1

DCF Valuation: Adjusted Projections

Financials Overview

(USD in millions)	2012	2013	2014	2015	2016
	Fiscal year end March 31,				
Sales	1,370.2	1,587.1	1,779.9	1,942.0	2,052.2
Growth %	18.5%	15.8%	12.1%	9.2%	5.7%
EBITDA	**91.2**	**106.3**	**120.8**	**131.2**	**130.3**
Margin %	6.7%	6.7%	6.8%	6.8%	6.4%
Depreciation	10.3	13.6	14.3	21.8	21.4
EBITA	80.9	92.6	106.5	109.6	109.0
Effective Tax Rate, %	25.0%	25.0%	25.0%	25.0%	25.0%
Unlevered Cash Tax	(20.2)	(23.2)	(26.6)	(27.4)	(27.2)
Earnings Before Interest, After Tax	**60.7**	**69.6**	**79.9**	**82.1**	**81.7**
Depreciation	10.3	13.6	14.3	21.8	21.4
Change in Net Working Capital	(22.8)	(24.4)	(22.8)	(24.1)	(21.4)
Capital Expenditures	(60.0)	(29.9)	(37.0)	(33.7)	(38.0)
Unlevered Free Cash Flow	**(11.8)**	**28.9**	**34.4**	**46.0**	**43.7**
Terminal EBITDA					**130.3**

Assumptions:

- 5-year adjusted DCF
  - New stores in 2013 and 2106 adjusted from +420 and +550 owned stores respectively to, +150 carrier stores and +270 owned stores in 2015 and +200 carrier stores and +350 owned store in 2016 instead
  - Share of non-handset capped at 22% of revenue in 2016 vs. 22.7%
  - Capex per store to grow at c.5% per annum vs constant
  - Acquisition multiple kept constant at 10.0x forward P / E vs a reduction to 9.0x
- Terminal free cash flow assumes 5.0% growth, constant EBITDA margin, 25% tax rate and capex investment equal to depreciation
- Net debt, tax rate, number of shares, WACC, PGR as per Company case

Implied Valuation

WACC	Perpetuity Growth Rate 3.0%	3.5%	4.0%	4.5%	5.0%
	Firm Value as of March 31, 2011				
11.0%	539	569	602	641	686
11.5%	501	**526**	**555**	**587**	625
12.0%	467	**489**	**513**	**541**	573
12.5%	437	**456**	**477**	**501**	528
13.0%	410	426	445	466	489
	Implied LTM EV / EBITDA Multiple				
11.0%	6.5x	6.9x	7.3x	7.7x	8.3x
11.5%	6.0	**6.3**	**6.7**	**7.1**	7.5
12.0%	5.6	**5.9**	**6.2**	**6.5**	6.9
12.5%	5.3	**5.5**	**5.8**	**6.0**	6.4
13.0%	4.9	5.1	5.4	5.6	5.9
	Equity Value				
11.0%	423	452	486	525	570
11.5%	385	**410**	**438**	**471**	509
12.0%	351	**372**	**397**	**425**	457
12.5%	320	**339**	**361**	**385**	412
13.0%	293	310	329	349	373
	Value Per Share				
11.0%	6.9	7.4	7.9	8.5	9.3
11.5%	6.3	**6.7**	**7.1**	**7.7**	8.3
12.0%	5.7	**6.1**	**6.5**	**6.9**	7.4
12.5%	5.2	**5.5**	**5.9**	**6.3**	6.7
13.0%	4.8	5.0	5.3	5.7	6.1

Key Differential to BAML Approach

BAML's methodologies consistent with Citi's albeit on a different basis.

	BAML Preliminary Approach	Citi's View
Broker Target Price	• Average of five brokers' target price	• Very wide range with limited coverage from credible research firms – BAML at USD7.50 and Jefferies at 7.00 • However, investors seems to have ignored target price with stock price continuing to decline
Comparable Companies	• Comparables distribution and retail companies in China as well as Carphone Warehouse • Average 2011E P/E of peers	• Averages not directly applicable to Fortress – #3 player in the space - significantly disadvantaged vs. Gome and Suning – Significant downside risk on the distribution business and margin pressure on the retail business – Should trade at a meaningful discount to Gome and Suning
Precedent Transactions	• Average of precedents	• Not a control transaction • No direct comparable – Precedent transactions are tilted towards the electronics space – Mostly strategic transactions for larger players
Premia	• BAML focus on one day and one week premia • Median for premia paid over 1 day, 1 week and 1 month for premia paid in US squeeze-out transactions since January 2006	• Unusual run up in share price one week prior to announcement • Focus should be on one-month premia
Discounted Cash Flow	• DCF based on Fortress business plan • WACC range of 10.74% - 12.74% • PGR between 3.0% - 5.0%	• Optimistic business plan with significant downside risk • Not a fully funded business plan and hence not all the value of the DCF is attributable to current shareholders • BAML research used a WACC and PGR of 13.9% and 3.0% respectively

Appendix

Comparable Companies Analysis: Current Trading

USD millions	Stock Exchange	Market Cap.	Firm Value	Price / Earnings Mar-11	Price / Earnings Mar-12	P / E / G Mar-11	EV / EBITDA Mar-11	EV / EBITDA Mar-12	2011 - 2013 CAGR Sales	2011 - 2013 CAGR EBITDA	2011 - 2013 CAGR EPS	2011 EBITDA Margin
Fortress (Reuters Consensus - Pre-Offer)	NASDAQ	370	491	7.9x	7.6x	0.6x	5.9x	6.2x	15.6%	11.9%	13.2%	7.4%
Fortress (Reuters Consensus - Offer Price)	NASDAQ	428	553	9.1x	8.7x	0.7x	6.6x	6.9x	15.6%	11.9%	13.2%	7.4%
US Listed Chinese Retailers												
China Nepstar Chain Drugstore Inc.	NYSE	366	158	83.7x	41.5x	1.9x	11.2x	14.0x	7.2%	(14.1)%	43.1%	4.8%
Country Style Cooking Restaurant Chain Co. Ltd	NYSE	419	326	38.8x	27.1x	0.9x	20.6x	12.8x	49.5%	53.9%	42.9%	12.5%
China Xiniya Fashion	NYSE	233	100	5.4x	6.3x	0.4x	2.1x	1.7x	26.7%	31.6%	14.0%	31.7%
QKL Stores Inc.	NASDAQ	73	129	5.8x	6.4x	NA	6.6x	4.7x	NA	NA	NA	6.0%
China Jo-Jo Drugstores Inc.	NASDAQ	37	31	4.2x	3.9x	NA	2.6x	NA	NA	NA	NA	18.4%
Mean				**27.6x**	**16.9x**	**1.1x**	**8.6x**	**8.3x**	**27.8%**	**23.8%**	**33.3%**	**14.6%**
Median				**5.8x**	**6.4x**	**0.9x**	**6.6x**	**8.7x**	**26.7%**	**31.6%**	**42.9%**	**12.5%**
A Share Listed Electrical Retailers												
Suning Appliance Co. Ltd.	Shenzhen	14,056	13,296	21.2x	16.2x	0.7x	15.0x	10.3x	26.4%	36.4%	30.1%	7.2%
Shenzhen Aisidi Co. Ltd.	Shenzhen	2,748	2,490	25.6x	18.6x	NA	16.4x	12.9x	NA	NA	NA	8.2%
Telling Telecommunication Holding Co. Ltd.	Shenzhen	1,674	1,984	26.9x	16.2x	0.7x	14.1x	15.7x	8.3%	NA	37.0%	4.0%
Mean				**24.6x**	**17.0x**	**0.7x**	**15.1x**	**13.0x**	**17.4%**	**36.4%**	**33.5%**	**6.5%**
Median				**25.6x**	**16.2x**	**0.7x**	**15.0x**	**12.9x**	**17.4%**	**36.4%**	**33.5%**	**7.2%**
H Share Listed Electrical Retailers												
GOME Electrical Appliances Holding Ltd.	Hong Kong	6,042	5,550	18.5x	14.8x	0.6x	11.8x	9.3x	16.9%	21.3%	23.8%	5.6%
Huiyin Household Appliances (Holdings) Co. Ltd.	Hong Kong	244	194	14.9x	11.0x	0.5x	7.1x	4.9x	32.1%	36.9%	31.2%	9.1%
Mean				**16.7x**	**12.9x**	**0.6x**	**9.4x**	**7.1x**	**24.5%**	**29.1%**	**27.5%**	**7.4%**
Median				**16.7x**	**12.9x**	**0.6x**	**9.4x**	**7.1x**	**24.5%**	**29.1%**	**27.5%**	**7.4%**
Other International Electrical Retailers												
Best Buy Co. Inc.	NYSE	12,161	12,968	9.1x	8.9x	2.4x	4.0x	3.9x	2.6%	1.8%	3.8%	6.5%
Synnex Technology International Corp.	Taipei	3,915	4,271	18.9x	15.3x	NA	25.0x	17.0x	NA	NA	NA	1.7%
Carphone Warehouse Group PLC	London	3,032	1,925	29.0x	21.2x	0.9x	NM	NM	NM	NM	29.6%	NM
JB Hi-Fi Ltd.	ASX National	2,263	2,263	15.7x	13.1x	0.9x	9.6x	8.2x	12.8%	14.6%	18.0%	7.4%
RadioShack Corp.	NYSE	1,677	1,747	9.4x	9.1x	1.2x	3.9x	4.2x	2.2%	(2.4)%	7.6%	10.0%
Dixons Retail PLC	London	868	1,130	8.7x	7.8x	0.4x	2.4x	2.3x	1.9%	6.9%	22.0%	3.3%
Kesa Electricals PLC	London	1,139	961	12.9x	10.7x	0.6x	2.8x	2.6x	2.6%	5.5%	20.5%	4.0%
Brightpoint Inc.	NASDAQ	690	739	15.1x	9.8x	0.4x	7.2x	6.1x	12.2%	15.4%	35.4%	2.7%
Mean				**14.7x**	**12.0x**	**1.0x**	**7.8x**	**6.3x**	**5.7%**	**7.8%**	**19.5%**	**5.1%**
Median				**14.0x**	**10.2x**	**0.9x**	**4.0x**	**4.2x**	**2.6%**	**8.7%**	**20.5%**	**4.0%**

Note: Fortress forecasts based on Company model.
Financials calendarized to March year end. Market data as of 29/04/2011.
Source: Factset, analyst research, company filings.

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